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                                                                EXHIBIT 10.59

                                                                       2/94

                         STANDARD FORM OF OFFICE LEASE
                    THE REAL ESTATE BOARD OF NEW YORK, INC.

Agreement of Lease, made as of this          day of May 22, 1996, between
IRONWOOD REALTY CORPORATION, a Delaware corporation, party of the first part, hereinafter referred to as OWNER, and GYNCOR, INC., an Illinois corporation, having its principal offices at 750 North Orleans St., Chicago, Illinois, party of the second part, hereinafter referred to as TENANT.

Witnesseth:     Owner hereby leases to Tenant and Tenant hereby hires from Owner
Entire 9th and 10th Floors and a portion of the Thirteen (13th) floor as shown as the Cross hatched area on the attached plan in the building known as 635 Madison Avenue in the Borough of Manhattan, City of New York, for the term of TEN (10) YEARS plus the period from the Term Commencement Date (hereafter defined) to the Rent Start Date (hereafter defined) (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Term
Commencement Date      and to end on ten (10) years after the Rent Start Date*
See Clause 53 both dates inclusive, at an annual rental rate of      SEE CLAUSE
44.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall
pay the first      monthly installment(s) on the execution hereof (unless this lease be a renewal).
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        The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
RENT:        1.  Tenant shall pay the rent as above and as hereinafter provided.

OCCUPANCY:   2.  Tenant shall use and occupy demised premises for OB-GYN medical office with special emphasis on infertility and assisted reproductive technology (but not abortion on demand) and general office use and for no other purpose.

TENANT       3. Except for Tenant's initial buildout, Tenant shall make no
ALTERATIONS: changes in or to the demised premises of any nature (other than nonstructural decorations) without Owner's prior written consent not to be unreasonably withheld or delayed. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant other than Tenant's initial buildout in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation normal wear and tear expected and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

MAINTENANCE  4. Tenant shall, throughout the term of this lease, take good
AND          care of the demised premises and the fixtures and appurtenances
REPAIRS:     therein.  Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant, but not caused by or resulting from the acts of omission of other tenants in the Building, Owner, its agents and employees. Tenant
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shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises and the roof and curtain walls. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease.
Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.

WINDOW                  5.  Tenant will not clean nor require, permit, suffer
CLEANING:               or allow any window in the demised premises to be
                        cleaned from the outside in violation of Section 202
of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.


REQUIREMENTS            6.  Prior to the commencement of the lease term, if
OF LAW,                 Tenant is then in possession, and at all times
FIRE INSURANCE,         thereafter, Tenant, at Tenant's sole cost and expense,
FLOOR LOADS:            shall promptly comply with all present and future laws,
                        orders and regulations of all state, federal, municipal
and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to

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Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay effect prior to the commencement of Tenant's occupancy.
Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION:         7. This lease is subject and subordinate to all ground
                       or underlying leases and to all mortgages which may now
or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination. Tenant shall from time to time execute promptly any certificate that Owner may request.

PROPERTY LOSS,         8. Owner or its agents shall not be liable for any
DAMAGE REIMBURSEMENT   damage to property of Tenant or of others entrusted to
INDEMNITY:             employees of the building, nor for loss of or damage to
                       any property of Tenant by theft or otherwise, nor for
any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the intentional act or negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld:

DESTRUCTION, FIRE       9. (a) If the demised premises or any part thereof shall
AND OTHER CASUALTY:    be damaged by fire or other casualty, Tenant shall give
                       immediate notice thereof to Owner and this lease shall
continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed and ready for Tenant's occupancy shall be apportioned from the day of the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner and ready for Tenant's occupancy (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 30 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall


Rider to be added if necessary.
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     not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant or Owner from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same unless caused by the acts or omissions of Owner. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

     EMINENT          10. If the whole or any part of the demised premises
     DOMAIN:          shall be acquired or condemned by Eminent Domain for any
                      public or quasi public use or purpose, then and in that
     event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

     ASSIGNMENT,      11. Tenant, for itself, its heirs, distributees,
     MORTGAGE, ETC.:  executors, administrators, legal representative, successor and assigns, expressly covenants that it
     shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance not to be unreasonably withheld or delayed. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

     ELECTRIC         12. Rates and conditions in respect to submetering or
     CURRENT:         rent inclusion, as the case may be, to be added in RIDER
                      attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

     ACCESS TO        13. Owner or Owner's agents shall have the right (but
     PREMISES:        shall not be obligated) to enter the demised premises
     in any emergency at any time, and, at other times, upon reasonable advance notice during normal business hours, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the


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same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly (in the event of emergencies) and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or it agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

VAULT,         14. No Vaults, vault space or area, whether or not enclosed or
VAULT SPACE,   covered, not within the property line of the building is leased
AREA:          hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representations as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state, or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.


OCCUPANCY:     15. Tenant will not at any time use or occupy the demised
               premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part.
Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representations as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

BANKRUPTCY:    16. (a) Anything elsewhere in this lease to the contrary
               notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case of bankruptcy or under the laws of any state naming Tenant as the debtor, however, Tenant shall have sixty (60) days to dismiss an involuntary bankruptcy petition; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statue or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

               (b) it is stipulated and agreed that in the event of the
                   termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant [Insert 1].


DEFAULT: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty
(30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.
               (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required ten (10) days after notice from Landlord that such amount is due and unpaid then and in any of such events Owner may with prior notice, re-enter the demised premises, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made.

If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings in accordance with applicable forcible entry and detainer laws (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease. [Insert 2]. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In the event of a breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.


FEES AND EXPENSES:

19. Except as otherwise provided herein, if Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.


BUILDING ALTERATIONS AND MANAGEMENT:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building (provided Owner gives reasonable advance notice to Tenant if such changes affect the demised premises) and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's reasonable imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.


NO REPRESENTATIONS BY OWNER:

21. Except as otherwise provided herein, neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF       22.  Upon the expiration or other termination of the term of this
TERM:        lease,  Tenant shall quit and surrender to Owner the demised premises, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET           23.  Owner covenants and agrees with Tenant that upon Tenant
ENJOYMENT:      paying the rent and additional rent and observing and
                performing all the terms, covenants and conditions, on Tenant's
part to be observed and performed,   Tenant may peaceably and quietly enjoy
the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE         24.  If Owner is unable to give possession of the demised
TO GIVE         premises on the date of the commencement of the term hereof,
POSSESSION:     because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

NO WAVIER:      25.  The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or
condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payments as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. Except as otherwise provided by applicable law, no act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF       26.  It is mutually agreed by and between Owner and Tenant that
TRIAL BY JURY:  the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy.

INABILITY TO    27.  This Lease and the obligation of Tenant to pay rent
PERFORM:        hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

BILLS AND       28.  Except as otherwise in this lease provided, a bill,
NOTICES:        statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed
sufficiently given or rendered if, in writing, delivered to Tenant registered or certified mail addressed to Tenant at the

_______________

RIDER TO BE ADDED IF NECESSARY.

building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant or such other address specified by Tenant in writing and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

SERVICES       29.  Owner shall provide:  (a) necessary elevator facilities on
PROVIDED BY    business days from 8 a.m. to 6 p.m. and have one elevator subject
OWNERS:        to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the reasonable judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

               CAPTIONS:          30.  The Captions are inserted only as a
               matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

               DEFINITIONS:       31.  The term "office" or offices" wherever
               used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building or said lease, or in the event of a lease of said building, or the land and building, the said Owner shall promptly notify Tenant of such sale and shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder arising after the date of such sale or leasing and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

               ADJACENT           32.  If an excavation shall be made upon land
               EXCAVATION-        adjacent to the demised premises, or
               SHORING:           shall be authorized to be made, Tenant
                                  shall afford to the person causing or
                                  authorized to cause such excavation,
                                  license to enter upon the demised
premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

               RULES AND          33.  Tenant and Tenant's servants, employees,
               REGULATIONS:       agents, visitors, and licensees shall
                                  observe faithfully, and comply strictly
                                  with, the Rules and Regulations and such
other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt provided such future Rules and Regulations do not materially adversely affect Tenant's use and possession of the demised premises. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within thirty (30) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Owner shall enforce the rules on a non-discriminatory basis.

Security:
               34. Tenant has deposited with Owner the sum of $ see
Rider 51 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner not its successor or successors assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estopped Certificate

               35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors  and Assigns:

               36. The covenants, conditions and agreements contained in this lease shall bind and insure to the benefits of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.


In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                      ____________________________

_____________________________           ____________________________

                                        ____________________________

Witness for Tenant:                     /s/Robert Bukala
                                        ____________________________
_________________________               Robert Bukala
                                        Senior Vice President and
                                        Chief Financial Officer

                                ACKNOWLEDGEMENTS


CORPORATE OWNER
STATE OF NEW YORK,       SS.:
COUNTY OF

        On this      day of           , 19     ,
before me personally came
to me known, who being by me duly sworn, did depose and say that he resides in
that he is the                          of
the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation;
the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                      -------------------------------------------------


INDIVIDUAL OWNER
STATE OF NEW YORK,      SS.:
COUNTY OF

        On this      day of           , 19      ,
before me personally came
to be known and known to me to be the individual
described in and who, as OWNER, executed the foregoing instru-
ment and acknowledged to me that                            he
executed the same.
                     --------------------------------------------------



CORPORATE TENANT
STATE OF ILLINOIS,      SS.:
COUNTY OF COOK

        On this 29th day of May, 1996,
before me personally came Robert Bukala
to me known, who being by me duly sworn, did depose and say that he resides in that he is the Senior Vice President and Chief Financial Officer of GynCor, Inc., the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation;
the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

        My Commission Expires July 12, 1996
                     --------------------------------------------------


INDIVIDUAL TENANT
STATE OF NEW YORK,      SS.:
COUNTY OF

        On this      day of           , 19     ,
before me personally came
to be known and known to me to be the individual
described in and who, as TENANT, executed the foregoing
instrument and acknowledged to me that                  he
executed the same.

                     -------------------------------------------------

          RIDER to Lease between Ironwood Realty
          Corporation, as Owner/Landlord, and Gyncor, Inc., as Tenant, dated May 22, 1996 for the entire 9th and 10th floors and a portion of the 13th floor, 635 Madison Avenue, New York, New York


          37. (a) During the term of this Lease, the annual rental rate payable by Tenant, as hereinabove provided, shall be increased or decreased for each twelve (12) month period (hereinafter called the "Comparison Year") or part thereof commencing July 1st. and ending June 30th, subsequent to the Base Year (as hereinafter defined) by an amount equal to .1681 of the amount of the increase or decrease of Property Taxes (as hereinafter defined), over or under, as the case may be, the amount of Property Taxes for the Base Year. "Property Taxes" means all real estate taxes on the building, improvements, fixtures and equipment and the land (entire plot) upon which they are situated, sewer rents or any tax assessment or charge, general or special, foreseen or unforeseen, which shall be levied in addition to, or in lieu of, real estate taxes, but Property Taxes shall not include any income, franchise, capital stock, estate or inheritance taxes.

          If the Landlord shall be in default in the payment of Property Taxes and shall thereby incur interest or penalty charges, Tenant shall not be obligated to pay any portion of such interest or penalty charges.

          If the Landlord shall receive a refund of Property Taxes, the proceeds thereof, less the costs and expenses in obtaining the same, shall be apportioned and allocated to the period for which the refund was obtained and proper adjustments shall be made between the Landlord and Tenant.

          "Base Year", for the purpose of this Article 37(a), means the twelve
(12) month period commencing July 1, 1996 and ending June 30, 1997.

          (b) During the term of this Lease, the annual rental rate payable by Tenant as hereinabove provided, shall be increased or decreased for each Comparison Year or part thereof by an amount equal to .1681 of the amount of the increase or decrease of Operating Costs (as hereinafter defined) over or under, as the case may be, Operating Costs for the Base Year. "Operating Costs" means all of the direct expenses, including rent and other charges payable by Landlord in accordance with the existing terms and provisions of the Ground Lease and the premiums for all kinds of insurance carried by the Landlord incurred or paid by or on behalf of the Landlord with respect to the operation and maintenance of the said building, improvements, fixtures, equipment and land which, in accordance with accepted principles of sound accounting practice used by the Landlord as applied to the operation and maintenance of a first-class office building, are properly chargeable to the operation and maintenance thereof, but such expenses shall not include (i) the amount of expenses for any services or installations furnished to a particular tenant in excess of those furnished or available to the Tenant; (ii) the amount of any expenses incurred in renting space in the building and altering any space in the building for occupancy by any tenant; (iii) legal expenses which do not relate to the operation and management of the building; (iv) the salaries of the officers, directors and executives of the Landlord; (v) general overhead expenses of the Landlord which do not relate to the operation and management of the building; and (vi) Property Taxes.

          "Base Year" for the purpose of this Article 37(b) means the twelve
(12) month period ending June 30, 1996.

               (c) This Article 37 shall never operate to decrease the annual rental rate payable under the Lease at any given time to an amount less than the amount of base rent payable at such time as set forth in Article 44.

               (d) In order to provide for current payments on account of the additional rent which may be payable to the Landlord pursuant to this Article for any Comparison Year, the Tenant agrees to make such payments on account of said additional rent for and during such Comparison Year in twelve (12) monthly installments, each in an amount equal to one-twelfth (1/12th) of the amount which would have been payable by the Tenant to the Landlord pursuant to this Article for the period of twelve (12) calendar months immediately preceding such Comparison Year if said twelve (12) month period had been a Comparison Year falling entirely within the term of this Lease, except that the installment for each such month shall be appropriately adjusted to reflect the Property Taxes actually payable for such month and, as reasonably estimated by the Landlord, the Operating Costs for such Comparison Year, the installment for each calendar month to be due and payable with the next ensuing monthly statement; it being understood that if, as finally determined, the amount of additional rent payable by the Tenant to the Landlord pursuant to this Article for such Comparison Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all the installments so paid on account to the Landlord by the Tenant for such Comparison Year, then, after the receipt of the Escalation Statement (as hereinafter defined) for such Comparison Year, the Tenant shall, in the case of such underpayment, pay with the next ensuing monthly statement to the Landlord an amount equal to such underpayment or the Landlord shall, in the case of such an overpayment, pay to the Tenant an amount equal to such overpayment. "Escalation Statement" means a statement delivered by the Landlord to the Tenant within six (6) months after the end of a Comparison Year, setting forth the amount payable by the Tenant or the Landlord, as the case may be, for such Comparison Year pursuant to this Article,

               (e) Upon the date of any expiration or termination of this Lease, whether the same be the date hereinafter set forth for the expiration of the term (hereinafter called "Lease Expiration Date") or any prior or subsequent date, the entire additional rent for the preceding calendar year and a proportionate share of the additional rent for the calendar year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such latter calendar year. Promptly after said expiration or termination, Landlord shall compute the additional rent due from Tenant, as aforesaid, which computation shall be an estimate based upon the most recent Escalation Statement theretofore prepared by Landlord and furnished to Tenant under paragraph (d) above. Within ten (10) days after the next Escalation Statement is prepared by Landlord and furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of said estimated payments.

               (f) Notwithstanding any expiration or termination of this Lease prior to the Lease Expiration Date (except in the case of a cancellation by mutual agreement), Tenant's obligation to pay any and all additional rent under this Lease shall continue and shall cover all periods up to the Lease Expiration Date. Tenant's obligation to pay any and all additional rent under this Lease and Landlord's and Tenant's obligation to make the adjustments referred to above, shall survive any expiration or termination of this Lease.

          38. Nothing in this Lease shall be deemed to constitute the Landlord and Tenant as partners, or business associates, or in any way responsible for the other. The Landlord and Tenant are not partners or joint ventures.

          39. If the Landlord or any successor in interest be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively as an "unincorporated Landlord"), then, anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such unincorporated Landlord in the land and building of which the leased premises are a part, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by Landlord, and no other property or assets of such unincorporated Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

          40. (a) Landlord shall furnish air cooling on business days from 8:00 a.m. to 6:00 p.m. when reasonably required for the comfortable occupancy of the demised premises based upon the occupancy of the demised premises by not more than 1 person for any 100 square feet of space. The base cooling system shall be operational and available no later than May 15 of each year and the base heating system shall be operational and available no later than October 1.

               (b) The minimum fresh air supply and return delivered from the existing base building central air handling system located in the penthouse shall be 5,100 CFM supply and 3,300 CFM of return air for each floor, and the supply air temperature delivered and discharged to each floor shall be a minimum of 55 degrees dry bulb. The minimum fresh air delivered to each floor shall be in compliance with all local code requirements and shall not be less than 15% of total air supply, and minimum filtration shall be 30%. The minimum toilet exhaust shall be a minimum of 400 CFM per floor.

               (c) The existing perimeter fan coil units shall deliver a minimum heating and cooling capacity of the following:

               1. Cooling: Based on 78 degree F dry bulb entering air and 65.2 degree F wet bulb:
                              Supply Air:  300 CFM
                              Sensible cooling:  5,500 BTUH
                              Latent cooling: 1,000 BTUH

               2. Heating: Based on 72 degree F dry bulb entering air, 13,250 BTUH.

               (d) Landlord shall provide Tenant, at its sole cost and expense, openings in the building envelope in each floor, but Landlord reserves the right to approve the design and location of any such openings.

          41.   [Intentionally Deleted]

          42. It is understood and agreed that any names to be placed on the door of the demised premises shall be affixed to a plaque which can be screwed to said door and cost of said plaque, lettering and installation to be at the sole cost of Tenant.

          43. The electric current for the demised premises shall be arranged for and paid for by the Tenant at regular Consolidated Edison Company rates through a meter located on the demised premises, and shall be paid directly to the Consolidated Edison Company.

          44. It is understood and agreed that the annual base rent for the Entire 9th and 10th and portion of 13th Floors shall be at the rate of: SEVEN HUNDRED FORTY-TWO THOUSAND FIVE HUNDRED & 00/100 ($742,500.00) DOLLARS payable in equal monthly installments of SIXTY ONE THOUSAND EIGHT HUNDRED SEVENTY FIVE & 00/100 ($61,875.00) DOLLARS for the first five (5) years after the Rent Start Date; and EIGHT HUNDRED TEN THOUSAND & 00/100 ($810,000.00) DOLLARS, payable in equal monthly installments of SIXTY SEVEN THOUSAND FIVE HUNDRED & 00/100 ($67,500.00) DOLLARS, for the period beginning with the sixth (6) year through tenth (10th) year after the Rent Start Date.

          45. (a) The Tenant shall have the option to renew this Lease for a first 5 year renewal term at ninety five percent (95%) of the then fair market rental rent for the demised premises by giving the Landlord written notice of the intent to renew given nine (9) months before the end of the term of the Lease.

               (b) The Tenant shall have the option to renew this Lease for a second 5-year renewal term at ninety five percent (95%) of the then fair market rent for the demised premises by giving the Landlord written notice of the intent to renew given nine (9) months before the end of the then existing term of the lease.

               (c) The then fair market rent shall be based upon the rent for other first class buildings located in the same geographic location of the Building within the Borough of Manhattan, New York City, New York offering similar concessions and allowances.

               (d) If the parties fail, within sixty (60) days after Tenant gives a notice provided for above, to agree on the then fair market rent for the demised premises, then, and in that event, the fair market rent shall be determined by arbitration in New York City by three arbitrators according to the then current rules of the American Arbitration Association ("AAA"), provided, however, that (i) each party will appoint an arbitrator who is a competent expert in the New York City/plaza District office rental market, and the two arbitrators so appointed will jointly appoint a third arbitrator, who is also such an expert, within 10 days (failing which the AAA shall select such third arbitrator), and (ii) the decision of the arbitrators shall state that the base years for Real Estate Taxes and Operating Escalator shall be the fiscal year ending June 30, 2006 in the case of the first renewal period and shall be the fiscal year ending June 30, 2011 in the case of the second renewal period.

          46. (a) It is agreed between the parties hereto that the Landlord will contribute the sum of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) (the Work Allowance") to be used to cover expenses involved in the Tenant's alteration costs, including architectural fees, telephone and computer cabling, furniture and fixture costs, and such alterations shall be substantially in accordance with the plans and specifications heretofore delivered to Landlord. The Landlord will issue checks directly to vendors on a weekly basis, if necessary, upon invoices certified by Tenant's architect, reflecting completed work, until the Work Allowance is expended. In the event at the end of all construction, there are any monies remaining from the Work Allowance, the Landlord will pay over the said balance to Tenant for Tenant to use at its sole discretion. Tenant shall have a right of offset against the rent payable hereunder to the extent Landlord does not disburse the Work Allowance as aforesaid.

               (b) Tenant shall have the right to bid the construction of Tenant's initial and future expansion build out to two non-union general contractors, one of which shall be selected by Landlord. In addition, Landlord will not charge Tenant any supervision or coordination fee in connection with Tenant's initial and future expansion build out.

               (c) Tenant shall have the right to utilize the existing base building stair for access between floors, and Tenant may at Tenant's sole cost, improve said stairwell with lighting, paint and carpeting (Landlord shall specify the pile height and flame spread rating of such carpeting). Tenant may restrict access by installing key card access provided the same does not interfere with the building's alarm and security systems and further provided that such installation complies with current and future fire regulations and other laws.

     47. In addition to the Tenant's Work Allowance, the Landlord will supply and install at its sole cost and expense the following:

     A) Demolish all existing walls, interior column enclosures (excluding window wall column enclosures), ceilings, electrical and other items not to be utilized in Tenant's new construction and leave broom clean. Such demolition shall be in accordance with plans heretofore delivered to Landlord by Tenant's architect. Notwithstanding the foregoing, Landlord shall not be required to demolish any item that would affect the structural integrity of the building or impair the building base electrical, plumbing, HVAC and other mechanical systems.

     B) One (1) 150 KW standby engine generator to service certain vital functions in the building. Landlord shall provide one (1) 100 amp, 24 circuit, 208 (three phase)/120 volt located in the 9th/lOth floor electrical closet, and Tenant shall have the right to tie in certain critical items (specifically not to include Tenant's computer systems or other components that may be affected by a spike in electric power) that require 24-hour constant electricity. This right to tie into the generator shall extend through the entire term of this Lease plus any renewal period. Landlord make no representation or warranty regarding the quality or quantity of electric service provided by the standby generator, and Landlord shall have no liability to Tenant or any third party in connection therewith.

               C) Supply and install up to thirty (30) tons of new supplemental air-cooled air conditioning per floor to run independently of the existing building central system. Such supplemental system shall be capable of delivering 55 degree supply air temperature, the minimum amount of fresh air required by code and minimum of 30% air filtration. It is understood that each supplemental system will be located at a window on the floor it is to service and will tie into the ductwork that will be installed by or modified by the Tenant's contractor. The electricity to operate said equipment shall be at the Tenant's cost and expense. Repairs and maintenance to said equipment, after the initial installation, shall be at the Tenant's expense unless the same are caused by the acts or omissions of Landlord, it agents or employees.

               D) Supply and install a building standard connecting staircase between floors 9 and 10, at a location adjacent to existing steel framing in accordance with plans and specifications, and installation as per N.Y.C. Code requirements. In the event Tenant's plans do not require that Landlord install a stairway, the Landlord work credit shall be increased by $18,000.

               E) Landlord to supply and install key operated elevator lock-out on each elevator serving both the 9th and 10th floors.

               F) Landlord shall patch and level, if necessary, the base concrete floors of the demised premises, to provide a smooth and level surface with no more than a one-quarter inch (1/4") variation in any ten foot (10') lineal direction, non-cumulative.

               G) Unless Tenant requires new blinds, Landlord shall, at Landlord's cost, install building standard blinds for the exterior windows in the demised premises.

Notwithstanding the provisions of Article 15 of this Lease, any latent defects in Landlord's work, described above, discovered by Tenant, and provided Landlord is notified of such defect by Tenant in writing within one (1) year following the Rent Start Date, shall be promptly repaired by Landlord. If Tenant leases additional full floors in the building, Landlord shall provide an elevator lock-out for such additional full floor.

     48. Landlord will request a non-disturbance agreement from its current and future mortgagees. In the event Landlord is unsuccessful in obtaining any such agreement, such failure will not be deemed a default by the Landlord.

     49. Landlord agrees to supply tenant with the necessary ACP5 (not an Asbestos Project) Form necessary for Tenant's architect to file for a work permit from N.Y.C. Department of Buildings.


     50. (a) During the first two (2) years after the Rent Start Date and provided that Tenant is not in default under this Lease, Tenant shall have the right, as hereinafter provided, to lease any vacant office space (excluding the first, second and nineteenth floors) in the Building that becomes available. Landlord shall notify Tenant that such vacant space is available and Tenant shall have five (5) days after receipt of such notice by Landlord to accept the vacant space for lease. The term of the lease of such vacant space shall expire coterminously with the term of this lease and the lease of such vacant space shall otherwise be based on the same terms and conditions as this Lease, on a pro rata square footage basis, except that (i) the Landlord will not be required to supply and install (A) supplemental air-cooled air conditioning unless Tenant leases at least one half a full floor or (B) a building standard interconnecting stairway unless Tenant leases at least a full floor contiguous to one of its existing floors and (ii) any construction work allowance shall be an amount equal to $60.00 multiplied by the number of rentable square feet of such additional space, multiplied by a fraction, the numerator of which is the number of days remaining in the initial term of this Lease and the denominator of which is 3,650. It is also agreed that in the event Tenant elects not to have Landlord install a building standard connecting stairway, $18,000 shall be added to the Landlord work allowance. Landlord and Tenant shall execute a modification to this Lease confirming the foregoing within thirty (30) days after Tenant delivers notice to Landlord accepting the space, and the commencement date of such lease shall be the date such modification is executed.

              (b) It is further agreed that commencing on the third (3rd) year after the Rent Start Date and provided that Tenant is not in default under this Lease, Tenant shall have the continuous right, as hereinafter provided, to lease any vacant office space (excluding the first, second and nineteenth floors) in the Building that may become available. It is understood that Landlord must first offer said vacant space to Tenant at rental rates, terms and conditions as it would to any other potential tenant. All offerings by Landlord to Tenant must be in writing and contain all material terms. If Landlord does not receive a written acceptance from Tenant within five (5) days after Landlord's delivery of such offer, Landlord may rent said vacant space to another third party but only on terms materially no more favorable to such third party. The term "material", as used in this Article, shall mean a change to any term or terms of an offer to a third party that varies more than five
(5) from the corresponding term or terms of the latest offer to Tenant hereunder.

              51. (a) Concurrent with the execution of this Lease, the Tenant is delivering to Landlord, an irrevocable, clean letter of credit effective for one year in the amount of $250,000.00 issued by American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690 (the "Bank"), against which letter of credit Landlord shall be entitled to draw on the terms specified herein. If, by June 30, 1996, Tenant does not deliver to Landlord, financial statements, duly certified by L.J. Soldinger & Associates, certified public accountants, showing (according to generally accepted accounting principles) Tenant having a net worth of $20 million, Tenant shall, no later than July 10, 1996, deliver an additional letter of credit issued by the Bank in the amount of $250,000 and such additional letter of credit shall otherwise comply with the requirements of this Article. Failure to deliver such additional letter of credit shall constitute a default under this Lease permitting Landlord to, without notice to Tenant, (i) immediately draw down on the first letter of credit and (ii) exercise any remedies available to Landlord under Article 18 or otherwise permitted under this Lease or by law.
If Tenant shall
deliver financial statements (prepared in accordance with the provisions of this Article) to Landlord showing Tenant having a net worth of $20 million at any time while letter(s) of credit are outstanding hereunder and Tenant is not otherwise in default under this Lease, then Landlord shall return the outstanding letter of credit(s) to Tenant within thirty (30) days and the terms of this Article shall be of no further effect.

               (b) Each letter of credit shall be renewed or replaced annually in an amount as shown on the schedule below so that until April 30, 1999, there shall continue to be outstanding letter(s) of credit. Each renewal or replacement letter(s) of credit shall be delivered to Landlord not less than 30 days prior to the expiration date of the then current letter(s) of credit to be renewed or replaced; any failure so to deliver the renewal or replacement letter(s) of credit shall give Landlord the right to draw down the full amount of the then current letter(s) of credit as security hereunder.

     The amount of the required letter(s) of credit shall be as follows:

            November 1, 1996          $415,000.00
            May 1, 1997               $330,000.00
            November 1, 1997          $247,500.00
            May 1, 1998               $165,000.00
            November 1, 1998          $ 82,500.00
            May 1, 1999                       -0-



               (c) In the event of any other default under this Lease, Landlord shall also have the right to draw down the full amount of the letter(s) of credit in effect at that time. Such rights shall be absolute as against the Bank which issued the letter(s) of credit, and Tenant shall take no action to interfere with the drawing by Landlord against the letter(s) of credit shall be deemed an immediate default under this Lease. In the event of any wrongful drawing by Landlord of the letter(s) of credit, the extent of Landlord's liability to Tenant shall be limited to compelling repayment to the Bank which made payment against the letter(s) of credit of the amount wrongfully drawn down, in which event Tenant shall immediately deliver to Landlord a replacement letter(s) of credit in all respects identical to the letter(s) of credit wrongfully drawn down and thereafter Tenant shall continue to comply with its obligations hereunder as if no wrongful drawn down has occurred. Any sums drawn by Landlord upon the letter(s) of credit shall be deposited in a bank headquartered in New York City selected by Landlord, in an interest-bearing account and shall be held as security under Article 34 of this Lease, and Landlord may draw against such account for amounts payable to Landlord as a result of any default by Tenant under this Lease.

     52. Tenant represents and warrants that it has dealt with no brokers in connection with this Lease other than Grubb & Ellis New York, Inc., represented by David Schneck, and Goldie B. Wolfe & Co., represented by Diana Dunbar, and Tenant agrees to indemnify Landlord against any commission claims asserted by any other broker, including reasonable attorneys' fees.

     53. (a) The commencement date of the term of this lease (the "Term Commencement Date") shall be the date of delivery of the Premises to Tenant with the work described in Article 47(A) substantially completed.

               (b) The payment of base rent (as set forth in Article 44) shall commence (the "Rent Start Date") upon the substantial completion of Tenant's Work but in no event later than one hundred and twenty (120) days after the Term Commencement Date. If Landlord shall not have substantially completed its work described in Article 47(B),(C),(D),(E) and (F) the Rent Start Date shall be extended until the date Landlord shall have substantially completed such work unless and to the extent any delays in the completion of Landlord's work are caused by acts or omissions of Tenant, its employees or agents.

               (c) In the event Landlord fails to deliver the demised premises within thirty (30) days after Landlord has received a fully executed copy of this Lease and provided that Tenant is not otherwise in default under the terms of this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord given within five (5) days after the expiration of such thirty (30) day period. This lease shall terminate upon receipt of such notice by Landlord, and Landlord shall promptly return to Tenant the letter(s) of credit delivered pursuant to Article 51 and shall refund to Tenant all funds paid by Tenant to Landlord on account of this Lease.

     54. Landlord represents to Tenant that Tenant's use of the premises, as set forth in Article 2 of this

Lease, is permitted under existing applicable zoning laws and under any covenants, conditions or other restrictions of record. In the event applicable zoning laws or any covenants, conditions or regulations prohibit such use, Tenant shall have the right to terminate this Lease by written notice to Landlord delivered (i) within thirty (30) days after such law is to be effective, in the case of a zoning restriction, or (ii) within thirty (30) days after Tenant acquires knowledge that a covenant, condition or restriction prohibits the use permitted hereunder, in the case of a restriction of record. This lease shall terminate on the later to occur of (i) the date such ordinance or regulation is effective (only in the case of a zoning restriction) or (ii) thirty (30) days after Landlord's receipt of such notice.

          55. Supplementing Article 3 of this Lease, Tenant shall not be required to remove any improvements, installations or fixtures, approved by Landlord, at the end of the term or earlier termination of this Lease if Landlord, at the time its approval was given, shall have waived its right to require that Tenant remove such improvements, installations or fixtures.

          56. Supplementing Article 4 of this Lease, Landlord shall maintain all the common areas of the building and perform its other maintenance and repair obligations under this Lease in accordance with the practices of other owners of first class office buildings located in the same geographic area. All maintenance, replacements and repairs performed by either Landlord or Tenant shall be done in a good and workmanlike manner, and all defective workmanship and materials shall be replaced or corrected by such party at its sole cost.

          57. Supplementing Article 6 of this Lease, Landlord represents and warrants to Tenant that the floor load capacity of the demised premises is at least 50 lbs. per square foot.

          58. Landlord shall indemnify and hold harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Tenant shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Landlord, Landlord's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the negligence or willful misconduct of the Landlord, Landlord's agents, contractors, employees, invitees, or licensees. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon written notice from Tenant, will, at Landlord's expense, resist or defend such proceeding by counsel approved by Tenant in writing, such approval not to be unreasonably withheld.

          59.  Supplementing Article 9 of this Lease:

               (a) if the demised premises shall be totally damaged and rendered wholly unusable by a fire or other casualty, either Tenant or Landlord shall have the right to terminate this lease upon within notice to the other party given within thirty (30) days after the date of such fire or casualty, and such termination shall be effective upon receipt by the other party of such notice. Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to the date of casualty and any rent paid by Tenant on account of a period subsequent to such date shall be returned to Tenant.

               (b) If the demised premises shall be partially damaged and such damage or casualty materially interferes with Tenant's use of the demised premises and Landlord shall have failed to repair such damage within ninety (90) days after the date of such casualty, Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered within five (5) days after the end of such ninety (90) day period, and such termination shall be effective upon receipt by Landlord. Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any rent paid by Tenant on account of a period subsequent to such date shall be returned to Tenant.

               (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, and if neither Tenant nor Landlord elects to terminate this Lease, as aforesaid, and if Landlord fails to substantially complete repairs to the demised premises within 180 days after the date of such fire or casualty and further provided Tenant has not occupied the demised premises during such period, Tenant may terminate this lease upon written notice to Landlord, delivered within five (5) days after the end of such 180 day period, and such termination shall be effective upon receipt by Landlord. In the event of a termination of this Lease, the provisions regarding the rights and obligations of Tenant and Landlord set forth in the last sentence of the clause (a), above, shall likewise control.

          60. (a) Supplementing and notwithstanding anything to the contrary in Article 11 of this Lease, Tenant may, without the consent of Landlord, sublet or permit occupancy of all or part of the demised premises or assign this Lease to any party which directly or indirectly (including the shareholders of Tenant)
(i) wholly owns or controls Tenant; (ii) is wholly owned or controlled by Tenant; (iii) is under common control or ownership with Tenant; or (iv) to which Tenant or any of the foregoing parties have merged, consolidated or reorganized or to which all or substantially all of Tenant's assets or such parties assets are sold, assigned or transferred. In such event and no such permitted transfer shall be effective until: (i) Landlord shall receive an executed original of the transfer documents promptly after execution; and (ii) any such transferee shall expressly assume all of Tenant's obligations under this Lease arising both prior to and after the date of such transfer. In addition, independent contractors and affiliates of Tenant shall be deemed invitees of Tenant and shall be permitted to use and occupy part of the demised premises from time to time provided such parties do not violate the terms of this Lease.

               (b) Any profits derived by any subletting or assignment permitted by this Lease shall be split equally between Landlord and Tenant after any leasing costs and brokerage fees are deducted. Any profits derived by any subletting or assignment not permitted by this Lease shall be the sole property of and promptly paid to Landlord.

          61. Supplementing Article 12 of this Lease, Landlord represents and warrants to Tenant that the two electrical feeders serving the premises are capable of delivering 350 amps and 400 amps, respectively, at 220 (3 phase)/120 volts to the demised premises. Landlord represents and warrants that the Building is serviced by a 550 ton air conditioning unit.

          62. Supplementing Article 19 of this Lease, if Tenant prevails in any action or proceeding between Landlord and Tenant with respect to this Lease, Landlord shall pay the reasonable attorneys' fees and expenses incurred by Tenant in presenting or defending such action or proceeding.

          63. Supplementing Article 13 of this Lease, Landlord shall not be permitted, except in an emergency, to enter examination and treatment rooms without supervision and approval by Tenant. Landlord shall be liable to Tenant for the actual cost of replacement, excluding any consequential damages, if Landlord's acts or omissions during entry to the premises causes damages to any of Tenant's property.

          64. If Landlord changes the name, number or designation of the building in which the demised premises are located, Landlord shall reimburse Tenant for the cost replacing Tenant's stationery not to exceed $1,000.

          65. Landlord warrants and represents to Tenant that the Building is currently in compliance with all applicable environmental laws, rule and regulations and that there are no Hazardous Substances (as that term is defined by applicable environmental laws) in the Building in violation of applicable law. Landlord shall indemnify and hold Tenant harmless from and against any liability, cost or expense, excluding any consequential damages, arising from a breach of the foregoing representation and warranty.

          66. Copies of all notice delivered pursuant to Article 28, shall be delivered to the following addresses:

          If to Tenant to:

               GYNCOR, INC.
               750 North Orleans Street
               Chicago, Illinois  60610
               Attention: Norbert Gleicher

          with copy to:

               Robbins, Saloman & Patt, Ltd.
               25 East Washington Street
               Suite 1000
               Chicago, Illlnois 60602

               Attention:  Andrew M. Sachs

          If to Landlord to:

               IRONWOOD REALTY CORPORATION
               c/o West Land Corporation
               280 Madison Avenue
               New York, New York 10016
               Attention:  David L. Crowley

         with a copy to:

               Chadbourne & Parke LLP
               30 Rockefeller Plaza
               New York, New York 10112
               Attention: H. Hedley Stothers, Jr.

          67. Tenant shall be excused from performing its obligations under this Lease other than the payment of rent or other monies, but only to the extent and for the duration that such non-performance is caused by an event of force majeure (as such event is described in Article 27 of this Lease).

          68. The specifications for cleaning services provided by Landlord under this Lease are attached as Schedule A hereto.

          69. Supplementing Article 37 of this Lease, in the event the building is less than 95% occupied for any Comparison Year or Base Year, the Operating Costs actually incurred during such Comparison Year or Base Year shall be appropriately grossed up to reflect what Operating Costs would have been
incurred had the building been 95 percent occupied.   In addition, the following
items shall be excluded from the definition of operating Costs:

          (a) Repairs or other work occasioned by (i) fire, windstorm or other casualty of an insurable nature to the extent typically insured by owners of first class office buildings in the same geographic location of the Building within the Borough of Manhattan, New York City, New York or (ii) the exercise of the right of eminent domain to the extent landlord is reimbursed by the portion of any condemnation award attributable to such repairs or other work.

          (b) Leasing commissions, attorneys' fees, costs and disbursements incurred in connection with negotiations and disputes with tenants, occupants and prospective tenants of the Building.

          (c) Landlord's costs of electricity and other services sold to Tenant and for which Landlord is entitled to be reimbursed by other tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenant.

          (d) Costs incurred by Landlord for alterations, additions and replacements which are considered capital improvements and replacements under generally accepted accounting principles.

          (e) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Building, only to the extent that the cost of such service exceed the competitive cost of such services were they not so rendered by a subsidiary or affiliate.

          (f)  Interest on debt or amortization payments on any mortgages.

          (g) Any rentals or other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not fixed to the Building.

          (h) Items and services for which and to the extent that Tenant reimburses Landlord or pays third persons.

          (i)  Advertising and promotional expenditures.

          (j) Any costs, fines, penalties, legal fees or costs of litigations incurred due to violations by Landlord, or its employees, agents, contractors or assigns of any governmental rule or authority.

          (k)  Costs for sculptures, paintings or other objects of art.

          (l) Interest or penalties due to late payment of taxes, utility bills and other costs.

          (m) Costs incurred due to violation by Landlord or by any tenant of the terms and conditions of any lease to which they are a party.

          (n) Repairs or replacements of the roof, foundation, structure and exterior walls necessitated by the negligence of Landlord.

          (o) Repairs or replacements of any equipment or any component of the Building necessitated by the negligence of Landlord.

          70. Provided Tenant occupies full floors, Tenant shall be allowed to use sign age, consistent with the first class nature of the building, on such floors without Landlord's prior approval. Tenant shall have the right, to place one (1) plaque on one column at the main entrance of the Building, one (1) plaque in the lobby of the building and one (1) sign next to the elevator button for each full floor constituting the demised premises in each elevator (other than freight and service elevators), the size and location of such plaques and signs shall be reasonably prescribed by Landlord and the design of such plaques shall be accordance with the design attached as Schedule B to this Lease.

          71. During the term of this Lease, Landlord shall not lease premises in the Building to any other entity whose primary business is the operation of an infertility clinic, but this shall not preclude Landlord from leasing to medical professionals (whether practicing individually or as part of a group) practicing infertility or ob-gyn, provided, however, that if as part of a group, the primary focus of the group's practice is not infertility.

          72. After the operation of the fifth (5th) year of this Lease, Landlord shall provide Tenant with a cash allowance not to exceed $10,000 to repaint the Premises and clean the carpeting.

          73. Landlord shall provide access 24-hours a day for Tenant and its licensees and invitees provided they use passes provided by Landlord and comply with other reasonable security measures imposed by Landlord form time to time. Landlord shall provide a 24-hour security guard in the Building.

          74. Landlord shall provide Tenant with access to the Building Class E System on the 9th or 10th Floor electrical closet. The capacity should support five strobes and enunciators pursuant to Tenant's layout.

          75. During the period of Tenant's initial construction, Landlord shall provide, at no cost to Tenant or Tenant's contractor, on an as needed basis, periods for delivery of materials to Premises at times reasonable designated by Landlord.

          76. (a) If (i) Landlord shall fail to provide services to Tenant, as required under this Lease, (ii) Tenant is denied access to the demised premises by acts or omissions of Landlord, or (iii) Landlord's exercise of its rights and obligations or to perform repairs under Articles 4 or 13 prevents Tenant from conducting its business within the demised premises and the events described in
(i), (ii) and (iii) are not caused by an event of force majeure (as such event is described in Article 27) or by any casualty (in the event of a casualty, the provisions of Article 8 shall control), for any period longer than two (2) consecutive days, Tenant shall be entitled to an equitable abatement of the rent for each day such event continues after such consecutive two (2) day period. In no event shall the per diem amount of any abatement under this Article exceed the per diem amount of the base rent set forth in Article 44 of this Lease.

          (b)  If any of the events described in (i), (ii) and (iii) of clause
(a), above, continues for any period greater than thirty (30) consecutive days and such failure is not caused by any event of force majeure (as such event is described in Article 27) or by any casualty (in the event of a casualty, the provisions of Article 8 shall control), Tenant shall have the right to terminate this Lease by written notice to Landlord delivered within forty five (45) days after the first day such event occurred. This Lease shall terminate within (15) days after Landlord's receipt of such notice. Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any rent paid by Tenant on account of a period subsequent to such date shall be returned to Tenant.

                                         IRONWOOD REALTY CORPORATION,
                                           Owner/landlord


                                           By:
                                              -----------------------------
                                              Name:
                                              Title:


                                          GYNCOR, INC., Tenant



                                          By: Robert Bukala
                                             ------------------------------
                                             Name: Robert Bukala
                                             Title: Senior Vice President and
                                                    Chief Financial Officer